EXHIBIT 5.1

THE MINTZ FRAADE LAW FIRM, P.C.

COUNSELORS AT LAW

271 MADISON AVENUE, 12th FLOOR

NEW YORK, NEW YORK 10016

TELEPHONE (212) 486-2500 TELECOPIER (212) 486-0701	OF COUNSEL EDWARD C. KRAMER JON M. PROBSTEIN SEYMOUR REITKNECHT JOSEPH J. TOMASEK

October 11, 2016

Via E-mail

Remaro Group Corp.

5348 Vegas Drive

Las Vegas, Nevada 89108

RE: Opinion letter

Ladies/Gentlemen:

Our firm has been requested by Remaro Group Corp., a Nevada corporation (the “Company”) to issue a legal opinion with respect to whether the 8,000,000 shares of Common Stock of the Company, par value $.01 per share, (the “Shares”) to be registered pursuant to the registration statement on Form S-1 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) for the purpose of registering such 8,000,000 Shares pursuant to the Securities Act of 1933, as amended (the “Act”), shall upon issuance, be duly and validly authorized, legally issued, fully paid and non-assessable.

In connection with rendering this opinion, we have examined copies of the following (collectively, the “Documents”): (A) Business Entity Information for the Company as shown on the web page of the Secretary of State of Nevada on October 7, 2016, which provides that the Articles of Incorporation of the Company, filed on March 31, 2016, authorized a total of 75,000,000 Shares; (B) the Bylaws of the Company; (C) minutes dated August 6, 2016, of the Board of Directors of the Company approving the adoption of the Bylaws, which also approved the issuance of 8,000,000 Shares to Marina Funt in consideration for $8,000; (D) minutes dated August 20, 2016, of the Board of Directors of the Company approving the issuance of the Shares and their inclusion in the Registration Statement; and (E) a copy of a draft of the Registration Statement dated October 6, 2016.

In our examination, we have assumed, without investigation, the following: (A) the authenticity of the Documents; (B) the genuineness of all signatures to the Documents; (C) the legal capacity of all persons who executed the Documents; (D) the valid execution by all persons who executed the Documents (E) that such Documents are free from any form of fraud, misrepresentation, duress, or criminal activity and (F) that the Company followed proper offering procedures, including but not limited to, delivery of a copy of the Prospectus which is part of the Registration Statement to the Shareholders prior to investment.

Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to our review of the Documents. We believe that a review of the Documents was what was necessary in order for us to render this opinion.

In rendering this opinion, we have assumed the legal competency of all persons who executed the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties who executed the Documents, with the exception of Documents executed on behalf of the Company.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement and the Documents or any portion thereof.  The scope of the application of this opinion is limited solely to the Federal securities laws.

Based upon the foregoing, it is our opinion that, subject to the limitations set forth herein, the Shares to be sold by the Company pursuant to the Registration Statement, will be duly and validly authorized, legally issued, fully paid and non-assessable when issued by the Company if the consideration for the Shares as required in the Registration Statement is received by the Company.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm, solely with respect to the issuance of this opinion, in the Prospectus which is a part of the Registration Statement.

Very truly yours,

The Mintz Fraade Law Firm, P.C.

By:

/s/ Alan P. Fraade

Alan P. Fraade

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